Exhibit 10.18
LONG TERM INCENTIVE PLAN
UNIT VESTING AGREEMENT
Under the Midlantic Office Trust, Inc.
2005 Equity Compensation Plan
(Officers and Employees)

Name of Grantee:	__________________________________
No. of LTIP Units:	__________________________________
Grant Date:	______________________________, 200_
Final Acceptance Date:	__________________________________
     Pursuant to the Midlantic Office Trust, Inc. 2005 Equity Compensation Plan (the “Plan”) as amended through the date hereof and the First Amended and Restated Agreement of Limited Partnership, to be dated as of the Closing Date (as defined below) (the “Partnership Agreement”), of Midlantic Partnership, LP, a Delaware limited partnership (the “Partnership”), Midlantic Office Trust, Inc., a Maryland corporation (the “Company”), through its wholly owned subsidiary Midlantic Office Properties, LLC, a Delaware limited liability company and the general partner of the Partnership, and for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Award in the form of, and by causing the Partnership to issue to the Grantee named above, a Partnership Interest (as defined in the Partnership Agreement, as amended) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement, such Partnership Interest to be expressed as a number of Partnership Units (as defined in the Partnership Agreement) which shall be referred to as Long Term Incentive Plan Units (“LTIP Units”). Upon acceptance of this Long Term Incentive Plan (“LTIP”) Unit Vesting Agreement (this “Agreement”), the Grantee shall receive, effective as of the Closing Date, the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement.
     1.       Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted, effective as of the Closing Date. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.
     2.       Restrictions and Conditions.
          (a)       The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.
          (b)       LTIP Units granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
          (c)       If the Grantee’s employment is terminated prior to vesting of the LTIP Units granted herein (i) by the Company for Cause (as defined in the Employment Agreement dated as of August ___, 2005, by and between the Company and the Grantee (the “Employment Agreement”)), or (ii) by the Grantee and the termination is not for Good Reason (as defined in the Employment Agreement), the Partnership shall have the right, at the discretion of the Committee, to forfeit such LTIP Units from the Grantee or the Grantee’s legal representative. The Partnership must exercise such right of forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than 90 days following such termination of employment.
          (d)       If, within approximately nine months after the Closing Date (the “Capital Investment Date”), the Partnership has not (i) deployed the capital raised in its initial public offering, on an up to 65% leveraged basis and (ii) acquired additional commercial office properties that offer an average yield commensurate with the average initial yield expected to be generated by the initial properties acquired by the Partnership, assuming market rates of debt, the Partnership shall have the right, at the discretion of the Committee, to forfeit the LTIP Units granted herein from the Grantee or the Grantee’s legal representative. The Partnership must exercise such right of forfeiture by written notice to the Grantee or the Grantee’s representative not later than 90 days following the Capital Investment Date.
     3.       Vesting of LTIP Units. The restrictions and conditions in Section 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule, so long as the Grantee remains an employee of the Company or an affiliate of the Company from the Closing Date until such Vesting Date or Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the percentage of LTIP Units accepted by the Grantee hereunder that is specified as vested on such date.

Fraction of
LTIP Units Vested	Vesting Date

1/3	______ ___, 200_
1/3	______ ___, 200_
1/3	______ ___, 200_

Subsequent to such Vesting Date or Dates, the LTIP Units on which all restrictions and conditions have lapsed shall no longer be deemed restricted.
     4.       Acceleration of Vesting in Special Circumstances. If (i) the Grantee ceases to be an employee of the Company or an affiliate of the Company by reason of death or disability (as described in the Employment Agreement), (ii) the Company terminates the Grantee’s employment and the termination is not for Cause (as defined in the Employment Agreement), (iii) the Grantee terminates his employment with the Company and the termination is for Good Reason (as defined in the Employment Agreement), (iv) the Grantee receives from the Company any notice of non-renewal (as described in the Employment Agreement), or (v) a Change of Control (as defined in the Employment Agreement) occurs, any restrictions and conditions on all LTIP Units subject to this Award shall be deemed waived by the Committee and all LTIP Units granted hereby shall automatically become fully vested; provided, however, that none of these events shall result in accelerated vesting of the LTIP Units unless the capital investment goals in Section 2(d) above have been met.
     5.      Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of common stock are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, take any one or more of the following actions, as to the outstanding LTIP Units subject to this Award: (i) provide that such LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon prior written notice to the LTIP Unitholders (as defined in the Partnership Agreement) of not less than 30 days, provide that such LTIP Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations and qualifications:
          (a) if all LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action (and giving effect to the anticipated consummation of the OP Unit Transaction as provided in Section 4.05 of the Partnership Agreement), for conversion into OP Units (as defined in the Partnership Agreement) and the Grantee is afforded the opportunity to effect such conversion and receive, in consideration for the OP Units into which his or her LTIP Units shall have been converted, the same kind and amount of consideration as other holders of OP Units in connection with the Transaction, then Merger-Related Action of the kind specified in (i) or (ii) above shall be permitted and available to the Company and the Acquiror;
          (b) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into OP Units, and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT” or other structure substantially similar in purpose or effect to that of the Company and the Partnership), then Merger-Related Action of the kind specified in (i) above must be taken by the Acquiror with respect to all LTIP Units subject to this Award which are not so convertible at the time, whereby all such LTIP

Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of the holders of LTIP Units; and
          (c) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into OP Units, and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the LTIP Units in accordance with Section 5(b), then Merger-Related Action of the kind specified in (ii) above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of LTIP Units which are not convertible into OP Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of OP Units into which the LTIP Units to be terminated could be converted (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s capital account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.
     6.       Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement. The right to distributions set forth in this Section 6 shall be deemed a Dividend Equivalent Right for purposes of the Plan.
     7.       Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     8.       Covenants. The Grantee hereby covenants as follows:
          (a) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
          (b) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Closing Date with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

          (c) The Grantee hereby agrees not to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. The Partnership and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.
          (d) The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Internal Revenue Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.
     9.       Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
     10.       Amendment. The Grantee acknowledges that the Plan may be amended or terminated in accordance with Article XV thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 5 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Transaction (as defined in Section 5 of this Agreement) shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 10 or Article XV of the Plan.
     11.       No Obligation to Continue Employment. Neither the Company nor any affiliate of the Company is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any affiliate of the Company to terminate the employment of the Grantee at any time subject to the terms of the Employment Agreement.
     12.       Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
     13.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of , related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Maryland and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the State of

Maryland. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the State of Maryland.
     14.       Closing Date. As used herein, “Closing Date” shall mean the date of closing of the initial public offering of common stock of Midlantic Office Trust, Inc.
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MIDLANTIC OFFICE TRUST, INC. a Maryland corporation
By:
Name:
Title: Date:

MIDLANTIC PARTNERSHIP, LP a Delaware limited partnership
By:
Name Title: Date:

     The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date:	__________________	___________________________
Grantee’s Signature
Grantee’s name and address:
___________________________
___________________________
___________________________
___________________________

ANNEX A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee desiring to become one of the within named Limited Partners of Midlantic Partnership, LP (the “Partnership”), hereby becomes a party to the First Amended and Restated Agreement of Limited Partnership of Midlantic Partnership, LP by and among Midlantic Office Properties, LLC (the “General Partner”), and such Limited Partners, effective as of the Closing Date (as defined in the Long Term Incentive Plan Unit Vesting Agreement, dated ___, 2005, among the Grantee, the Partnership and Midlantic Office Trust, Inc. The Grantee agrees that this signature page may be attached to, and hereby authorizes the General Partner to attach this signature page to, any counterpart of said Agreement of Limited Partnership.

Date:	__________________	___________________________
Signature of Limited Partner
Limited Partners’s name and address:
___________________________
___________________________
___________________________
___________________________

ANNEX B
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)
OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.	The name, address and taxpayer identification number of the undersigned are:

Name: ________________________(the “Taxpayer”)

Address: _________________________________

_________________________________

_________________________________

_________________________________

Social security number: ______________________
2.	Description of property with respect to which the election is being made:

The election is being made with respect to ___LTIP Units in Midlantic Partnership, LP (the “Partnership”).

3.	The date on which the LTIP Units were transferred is ___, 2005. The taxable year to which this election relates is calendar year 2005.

4.	Nature of restrictions to which the LTIP Units are subject:
(a)	Until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)	The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are subject to forfeiture in accordance with the vesting provisions described in the Schedule attached hereto.
5.	The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership, its general partner Midlantic Office Properties, LLC, and Midlantic Office Trust, Inc.

Date:	__________________	___________________________
Signature of Taxpayer
Taxpayer’s name and address:
___________________________
___________________________
___________________________
___________________________

Schedule to Section 83(b) Election-Vesting Provisions of LTIP Units
The LTIP Units are subject to time-based vesting with 1/3 vesting on _________, 200___, 1/3 vesting on _________, 200___, and 1/3 vesting on ___200___. The LTIP Units are subject to accelerated vesting in the event of (i) certain extraordinary transactions or (ii) certain terminations of the Taxpayer’s employment. Unvested LTIP Units are subject to forfeiture in the event of (i) certain terminations of the Taxpayer’s employment with Midlantic Office Trust, Inc. or (ii) the failure of the Partnership to meet its initial capital investment goals.